Exhibit B



                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., Potomac Capital Management II LLC, and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the
         Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         Dated: September 8, 2008

                                           POTOMAC CAPITAL MANAGEMENT LLC

                                           By:   /s/      Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit, Managing Member

                                           POTOMAC CAPITAL MANAGEMENT INC.

                                           By:   /s/     Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit, President


                                           POTOMAC CAPITAL MANAGEMENT II LLC

                                           By:   /s/ Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solti

                                           PAUL J. SOLIT

                                           By:   /s/ Paul J. Solit
                                                 -------------------------------
                                                 Paul J. Solit